Exhibit No. 12
IBF VI - Guaranteed Income Fund
Form SB-2


INDEPENDENT ACCCOUNTANT'S CONSENT

We hereby consent to the use of our report dated January 20, 1999 and the reference to us under Experts to be included in the Registration Statement on Form SB-2 of IBF VI-Guaranteed Income
Fund on or about January 21, 1999.


Radin, Glass & Co., LLP
Certified Public Accountants
January 21, 1999